                                                                  EXHIBIT 1.1

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

                     $147,312,000 Representing 147,312 Units
                                  Consisting of
                     13 1/4% Senior Discount Notes Due 2004
                            and Warrants to Purchase
                        2,538,258 Shares of Common Stock


                               PURCHASE AGREEMENT


                                                                January 20, 1997


Credit Suisse First Boston Corporation
UBS Securities LLC
In care of Credit Suisse First Boston Corporation
   As Representative of the Several Initial Purchasers
          11 Madison Avenue
             New York, New York 10010

Ladies and Gentlemen:

                  Electronic Retailing Systems International, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston Corporation and UBS Securities LLC (collectively, the "Initial Purchasers") 147,312 units (the "Units"), each consisting of 13 1/4% Senior Discount Notes Due 2004 with a principal amount at maturity of $1,000 (collectively, the "Notes") and one warrant (collectively, the "Warrants") to purchase 17.23 shares of the common stock, par value $.01 per share, of the Company ("Common Stock"). The Notes will be issued pursuant to an indenture dated as of January 24, 1997 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (in such capacity, the "Trustee"). The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") dated as of January 24, 1997, between the Company and American Stock Transfer & Trust Company, as warrant agent (in such capacity, the "Warrant Agent"). The Units, Notes and Warrants are referred to herein collectively as the "Offered Securities".

                  Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the Registration Rights Agreement of even date herewith (the
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                                                                               2


"Registration Rights Agreement"), between the Company and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission")
(i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering an issue of a series of senior discount notes (the "Exchange Notes") identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) to be offered in exchange for the Notes (the "Exchange Offer") and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

                  This Agreement, the Indenture, the Warrant Agreement and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents".

                  The Company hereby agrees with the several Initial Purchasers as follows:

                  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Initial Purchasers that:

                  a. A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Initial Purchasers have been prepared by the Company. Such preliminary offering circular and offering circular, as supplemented as of the date of this Agreement, and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Initial Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section
         6(b) hereof.
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                                                                               3


                  b. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  c. Each significant subsidiary of the Company (as defined in Regulation S-X of the Securities Exchange Act of 1934 (the "Exchange Act")) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; each significant subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each significant subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each significant subsidiary owned by the Company, directly or through subsidiaries, is owned (except as disclosed in the Offering Document) free from liens, encumbrances and defects.

                  d. The Indenture and the Warrant Agreement have been duly authorized by the Company; the Offered Securities have been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture and the Warrant Agreement will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company or the Trustee, as applicable, and will conform
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         in all material respects to the description thereof contained in the
         Offering Document, and the Indenture, the Warrant Agreement and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  e. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Offering Document. The Registration Rights Agreement constitutes a valid and legally binding obligation of the Company and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  f. When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Warrants will be convertible into the shares of Common Stock ("Underlying Shares") of the Company in accordance with their terms; the Underlying Shares initially issuable upon conversion of such Warrants have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding Common Stock has been duly authorized and validly issued, is fully paid and nonassessable and conforms in all material respects to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

                  g. To the Company's knowledge as of the date of this
         Agreement, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by the Operative Documents or in connection with the issuance and sale of the Offered Securities, except as may be required under the Securities Act with respect to the
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                                                                               5


         Registration Rights Agreement and the transactions contemplated thereunder.

                  h. The execution, delivery and performance by the Company of the Operative Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject except for such breaches, violations or defaults that would not individually or in the aggregate result in a material adverse effect on the Company and its subsidiaries taken as a whole, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  i. This Agreement has been duly authorized, executed and delivered by the Company.

                  j. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case (except as disclosed in the Offering Document) free from liens, encumbrances and defects except for such liens, encumbrances or defects which would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with only such exceptions as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries.

                  k. The Company and its subsidiaries (i) possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except for such certificates, authorities or permits the failure

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         to possess which would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that is reasonably likely to individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  l. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  m. The Company and its subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them with such exceptions as do not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole, and (except as disclosed in the Offering Document) have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that is reasonably likely individually or in the aggregate to have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  n. Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or

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         in the aggregate have a material adverse effect on the Company and such subsidiaries taken as a whole; and the Company is not aware of any pending investigation which is reasonably likely to lead to such a claim.

                  o. Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are reasonably likely to individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

                  p. The financial statements included in the Offering Document present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as otherwise specified therein.

                  q. Since the date of the latest audited financial statements included in the Offering Document, except as disclosed in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole and, except as disclosed in the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  r. The Company has applied for an order under Section 3(b)(2) of the Investment Company Act of 1940 (the "Investment Company Act") declaring that it is not an investment company by virtue of the fact that it is primarily engaged in a business other than that of

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         investing, reinvesting, owning, holding or trading in securities or, alternatively, for an order under Section 6(c) of the Investment Company Act exempting it from all provisions of the Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be, required to register as an investment company under the Investment Company Act (whether as an open-end investment company, unit investment trust or face-amount certificate company or closed-end investment company); provided, however, that the Company makes no representation as to its status under the Investment Company Act following the expiration of the 60 day exemption provided for in Section 3(b)(2) of the Investment Company Act, which will terminate on March 15, 1997, unless extended by the Securities and Exchange Commission.

                  s. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any of the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

                  t. Assuming the accuracy of the representations and warranties and compliance with the covenants of the Initial Purchasers in Section 3 hereof, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder ("Regulation S"); and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  u. None of the Company, any of its directors, or any person acting on its or their behalf (other than the Initial Purchasers) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) any of the Offered Securities, any security of the same class or series (within the meaning of Rule 144A(d)(3) under the Securities Act) as any of the Offered Securities or any depositary shares representing the right to receive any such securities

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         or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its directors and any person acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

                  v. The Company is subject to Section 13 or 15(d) of the Exchange Act.

                  w. The proceeds to the Company from the offering of the Offered Securities will be used as contemplated in the Offering Document.

                  2. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective number of Units set forth opposite the names of the several Initial Purchasers on Schedule A hereto at a purchase price of $678.83 per Unit.

                  The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same-day) funds by official check or checks (or wire transfer to an account in New York previously designated to CSFBC by the Company at a bank acceptable to CSFBC) drawn to the order of the Company at the office of Cravath, Swaine & Moore at 10:00 a.m. (New

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York time) on January 24, 1997, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the office of the Trustee at least 24 hours prior to the Closing Date.

                  3. Representations by Initial Purchasers; Resale by Initial Purchasers. a. Each Initial Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  b. Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A") or, in the case of CSFBC or any other Initial Purchaser authorized by CSFBC, to a limited number of Institutional Accredited Investors (as hereinafter defined) in accordance with subsection (c). Accordingly, neither such Initial Purchaser nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and any applicable foreign securities laws, regulations or restrictions, in connection with the offering of the Offered Securities outside the United States. Terms used in this subsection (b) have the meanings given to them by Regulation S.

                  c. CSFBC and any other Initial Purchaser authorized by CSFBC may offer and sell Offered Securities in definitive, fully registered form to a limited number of institutions, each of which is

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         reasonably believed by the applicable Initial Purchaser to be an
         "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
         (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
         (2), (3) or (7) under the Securities Act (each, an "Institutional Accredited Investor"); provided, however, that each such Institutional Accredited Investor executes and delivers to such Initial Purchaser and the Company, prior to the consummation of any sale of Offered Securities to such Institutional Accredited Investor, an Accredited Investor Letter in substantially the form attached as Annex A to the Offering Document (an "Accredited Investor Letter").

                  d. Each Initial Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Company.

                  e. Each Initial Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  f. Each of the Initial Purchasers severally represents and agrees that (i) it has not offered or

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         sold, and will not offer or sell, in the United Kingdom, by means of any document, any Offered Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as a principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

                  4. Certain Agreements of the Company. The Company agrees with the several Initial Purchasers that:

                  a. The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                  b. The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such

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         documents, in each case as soon as available and in such quantities as
         CSFBC reasonably requests, and the Company will furnish to CSFBC on the business day following the date hereof three copies of the Offering Circular (as defined below) signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for so long as any Offered Securities are outstanding, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Initial Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

                  c. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC shall reasonably designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

                  d. During the lesser of (i) the period of seven years after the Closing Date and (ii) for so long as any Offered Securities are outstanding, the Company will furnish to CSFBC and, upon request, to each of the other Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Initial Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the

         Exchange Act or mailed to shareholders and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

                  e. During the period of three years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 of the Securities Act), the Company will, upon request, furnish each of the Initial Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  f. During the period of three years after the Closing Date, the Company will not, and will not permit any of its directors to, resell any of the Offered Securities that have been reacquired by any of them.

                  g. The Company has applied for an order under Section 3(b)(2) of the Investment Company Act declaring that it is not an investment company by virtue of the fact that it is primarily engaged in a business other than that of investing, reinvesting, owning, holding or trading in securities or, alternatively, for an order under Section 6(c) of the Investment Company Act exempting it from all provisions of the Investment Company Act. In the event such an order is not granted, the Company will take such action consistent with the Indenture as may be prudent to seek to avoid becoming subject to regulation under the Investment Company Act; however, there is no assurance that under such circumstances such regulation could be avoided.

                  h. The Company will pay all expenses incidental to the performance of its obligations under the Operative Documents, including
         (i) the fees and expenses of the Trustee and the Warrant Agent, and the professional advisers of each; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of the Operative Documents, the Offered Securities, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; and (iii) the cost of qualifying the Offered Securities for trading in the Private Offerings, Resale and Trading through Automated

         Linkages (PORTAL) market and any expenses incidental thereto. The Company will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and the printing of memoranda relating thereto, if any, for all travel expenses of the Initial Purchasers and the Company's officers and employees and any other expenses of the Initial Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Initial Purchasers and for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto).

                  i. In connection with the offering, until CSFBC shall have notified the Company and the other Initial Purchaser of the completion of the resale of the Offered Securities, neither the Company nor any of its directors has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its directors has a beneficial interest any Offered Securities or the Common Stock or attempt to induce any person to purchase any Offered Securities for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  j. For a period of 150 days after the date of the initial offering of the Offered Securities by the Initial Purchasers, neither the Company nor any of its subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar denominated debt securities issued or guaranteed by the Company or any such subsidiary and having a maturity of more than one year from the date of issue (other than the Offered Securities or in connection with the Exchange Offer or the Shelf Registration Statement and other than in connection with the creation of a Joint Venture (as defined in the Indenture)). The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

                  k. The Company will use its reasonable best efforts to cause the Offered Securities to be eligible for trading on the PORTAL trading system of the National Association of Securities Dealers, Inc. upon issuance.

                  5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  a. The Initial Purchasers shall have received a letter, dated the date of this Agreement, of Price Waterhouse LLP ("PW") confirming that they are independent accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

                                    (i) the consolidated financial statements
                           examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                                    (ii) on the basis of a reading of the latest
                           available interim consolidated financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                            (A) the unaudited consolidated
                                  financial statements included in the

                                  Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited consolidated financial statement for them to be in conformity with generally accepted accounting principles;

                                            (B) at the date of the latest
                                  available consolidated balance sheet read by PW, or at a subsequent specified date not more than five business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by PW, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest unaudited consolidated balance sheet included in the Offering Document; or

                                            (C) for the period of the closing
                                  date of the latest unaudited consolidated statement of operations included in the Offering Document to the closing date of the latest available unaudited consolidated statement of operations read by PW there were any decreases, as compared with the corresponding period of the previous year, in consolidated net revenue, net operating income or in the ratio of earnings to fixed charges;

                           except in all cases as set forth in clauses (B) and
                           (C) above for changes, increases or decreases which are described in such letter; and

                                    (iii) they have compared specified dollar
                           amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  b. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls that would, in the reasonable judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii)(A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the reasonable judgment of a majority in interest of the Initial Purchasers, including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (C) any banking moratorium declared by U.S. Federal or New York authorities; or
         (D) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Initial Purchasers, including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  c. (i) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Krugman, Chapnick & Grimshaw, counsel for the Company, to the effect that:

                        (A) as of the Closing Date, such counsel have no reason
                  to believe the Company's offering circular dated January 21, 1997 (the "Offering Circular") contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Offering Circular of legal and governmental proceedings and contracts are accurate in all material respects and in all material respects fairly describe such items (it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document);

                        (B) the Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole;

                        (C) the Principal Subsidiary (as defined in the Offering
                  Document) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and such subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of such subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of such subsidiary owned by the Company is owned, to the best of such counsel's knowledge, free from liens, encumbrances and defects (except as disclosed in the Offering Document);

                        (D) the Indenture and the Warrant Agreement have been
                  duly authorized, executed and delivered by the Company; the Offered Securities have been duly authorized, executed, authenticated, issued and delivered and conform in all material respects to the description thereof contained in the Offering Document; and the Indenture, the Warrant Agreement and such Offered Securities constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

                        (E) the Registration Rights Agreement has been duly
                  authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Offering Document, and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (except that no opinion need be expressed with respect to the indemnification or construction provisions contained therein);

                        (F) the Warrants are convertible into the Underlying
                  Shares of the Company in accordance with their terms; the Underlying Shares initially issuable upon conversion of such Warrants have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding Common Stock has been duly authorized and validly issued, is fully paid and nonassessable and conforms in all material respects to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares;

                        (G) to such counsel's knowledge, no consent, approval,
                  authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by the Operative Documents or in connection with the issuance and sale of the Offered Securities, except as may be required under the Securities Act with respect to the Registration Rights Agreement and the transactions contemplated thereunder;

                        (H) to such counsel's knowledge, the execution, delivery
                  and performance by the Company of the Operative Documents, and the consummation by the Company of the transactions contemplated thereby, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject except for such breaches, violations or defaults that would not individually or in the aggregate result in a material adverse effect on the Company and its subsidiaries taken as a whole, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                        (I) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                        (J) to the knowledge of such counsel, the Company and
                  the Principal Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except for such certificates, authorities or permits failure to possess which would not, individually or in the aggregate, have a material adverse effect on the Company and the Principal Subsidiary taken as a whole and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that are reasonably likely individually or in the aggregate to have a material adverse effect on the Company and the Principal Subsidiary taken as a whole; and

                        (K) to such counsel's knowledge, except as disclosed in
                  the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are reasonably likely individually or in the aggregate to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and, to such counsel's knowledge, no such actions, suits or proceedings are threatened;

                        Such counsel may state in such opinion that no opinion
                  is being expressed therein with
                  respect to or under the Investment Company Act of 1940 or any Blue Sky laws or the registration requirements of the Securities Act, or any rules and regulations thereunder, or the effects of any such provision.

                        (ii) The Initial Purchasers shall have received an
                  opinion, dated the Closing Date, of Hughes Hubbard & Reed LLP, special counsel for the Company, to the effect that:

                             (A) based upon and subject to certain assumptions,
                        no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as any of the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system;

                             (B) as of the Closing Date, the statements
                        contained in the Offering Circular in the second paragraph under the caption "Risk Factors--Use of Proceeds; Investment Company Act Considerations" and in the first sentence of the penultimate paragraph under such caption fairly describe in all material respects the matters discussed therein;

                             (C) based upon and subject to certain assumptions
                        and qualifications, the temporary exemption provided for in Section 3(b)(2) of the Investment Company Act exempts both companies that are investment companies within the meaning of paragraph (1) of Section 3(a) of the Investment Company Act and of paragraph (3) of Section 3(a) of the Investment Company Act and that therefore
                        (1) as a result of the filing of the Application for an Order Pursuant to Section 3(b)(2) or, alternatively, pursuant to Section 6(c) of the Investment Company Act by the Company on January 15, 1997, the Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be, required to register as an investment company under the Investment Company Act (whether as an open-end investment company, unit investment trust or face-amount certificate company or closed-end investment company) during the 60 day exemption period provided for in Section 3(b)(2) of the Investment Company Act and (2) the statement contained in the Offering Document in the third sentence of the third paragraph under the caption "Risk Factors--Use of Proceeds; Investment Company Act Considerations" is in all material respects an accurate description of the effect of the filing of an application for exemption under Section 3(b)(2) of the Investment Company Act; provided, however, that counsel will express no opinion as to the Company's status under the Investment Company Act following the expiration of such exemption, which will terminate on March 15, 1997, unless extended by the Commission; and

                             (D) based upon and subject to certain assumptions,
                        the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

                  d. The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Initial Purchasers and the resales by the several Initial Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (f) The Initial Purchasers shall have received a letter, dated the Closing Date, of PW which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five business days prior to the Closing Date for the purpose of this subsection.

                  The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

                  6. Indemnification and Contribution. a. The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or any documents referred to therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided further, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in the preliminary offering circular, the indemnity agreement contained in this subsection
         (a) shall not inure to the benefit of any Initial Purchaser that sold the Offered Securities to the person asserting any such losses, claims, damages or liabilities to the extent that any such loss, claim, damage or liability of such Initial Purchaser results from the fact that there was not sent or given to such person, on or prior to the written confirmation of such sale, a copy of the offering circular, as amended and supplemented, provided that (I) the Company shall have previously furnished copies thereof to such Initial Purchaser in accordance with this Agreement and (II) such furnished offering circular, as amended and supplemented, would have corrected any such untrue statement or omission or alleged untrue statement or omission.

                  b. Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or any documents referred to therein, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Document furnished on behalf of each Initial Purchaser: the table at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legends concerning over-allotments and stabilizing on page 5 of the Offering Document and the table, the final two sentences of the second paragraph, the fourth paragraph and the third sentence of the sixth paragraph under the heading "Plan of Distribution" in the preliminary offering circular and the offering circular.

                  c. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or
         (b) above except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with one counsel (and local counsel as necessary) reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, not to be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld.

                  d. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above for any reason other than as provided in subsection (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
         (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial

         Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), (i) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to a contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  e. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, representative and agent of the Initial Purchasers and to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, representative and agent of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

                  7. Default of Initial Purchasers. If any Initial Purchaser defaults in its obligation to purchase Offered Securities hereunder and the aggregate number of Offered Securities that such defaulting Initial Purchaser agreed but failed to purchase does not, together with all offered securities failed to be purchased by other Initial Purchasers, exceed 10% of the total number of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser so defaults and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Initial Purchaser or the Company, except as provided in Section 8. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

                  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Initial Purchasers pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (B),
(C) or (D) of Section 5(b)(ii), the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

                  9. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers, will be mailed, delivered or telecopied and confirmed to the Initial Purchasers c/o Credit Suisse First Boston Corporation, 11 Madison Avenue, New York, NY 10010, Attention: Investment Banking Department--Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 372 Danbury Road, Wilton, CT Attention: President; provided, however, that any notice to an Initial Purchaser pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

                  10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 4(b) hereof against the Company as if such holders were parties thereto. No purchaser of any of the Offered Securities from the Initial Purchasers shall be deemed a successor merely by reason of such purchase.

                  11. Representation of Initial Purchasers. CSFBC will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by CSFBC will be binding upon all the Initial Purchasers.

                  12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  The Company hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to CSFBC a counterpart hereof, whereupon this Agreement will become a binding agreement among the Company and the several Initial Purchasers in accordance with its terms.


                                       Very truly yours,

                                       ELECTRONIC RETAILING SYSTEMS
                                       INTERNATIONAL, INC.,

                                         by

                                                ------------------------
                                                Name:
                                                Title:


The foregoing Purchase
Agreement is hereby confirmed
and accepted as of the date
first above written.


CREDIT SUISSE FIRST BOSTON CORPORATION
UBS SECURITIES LLC


     By:   CREDIT SUISSE FIRST BOSTON CORPORATION


                   By:_________________________
                      Name:
                      Title:

                                                                      SCHEDULE A





Initial Purchasers                                                        Units
------------------                                                        -----

Credit Suisse First Boston Corporation . . . . . . . .                   95,753
UBS Securities LLC . . . . . . . . . . . . . . . . . .                   51,559
                                                                         ------
                                                                        147,312
                                                                        =======